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                            MAYER, BROWN & PLATT

                               165 BROADWAY

                        NEW YORK, NEW YORK 10019-5820




                                                                  main telephone
                                                                  212-506-2500
                                                                  main fax
                                                                  212-262-1910


                                                 April 27, 2001




ABN AMRO Mortgage Corporation
181 West Madison Street, Suite 3250
Chicago, Illinois 60602-4510

State Street Bank and Trust Company
225 Franklin Street
Boston, MA 02110

Ladies and Gentlemen:

         We have acted as special counsel to ABN AMRO Mortgage Corporation (the "Company") in connection with the issuance of Mortgage Pass-Through Certificates, Series 2001-1 (the "Certificates"), evidencing undivided interests in a trust fund consisting primarily of certain mortgage loans, pursuant to the Pooling and Servicing Agreement, dated as of April 1, 2001 (the "Pooling and Servicing Agreement"), among the Company as depositor, Washington Mutual Mortgage Securities Corp., as servicer (the "Servicer"), and State Street Bank and Trust Company, as trustee (the "Trustee"). The Company has filed with the Securities and Exchange Commission (the "Commission") registration statement (No. 333-85443) on Form S-3 for the registration under the Securities Act of 1933, as amended (the "Act"), of Mortgage Pass-Through Certificates (issuable in series), including the Certificates, which registration statement was declared effective on October 12, 1999. The Company has filed with the Commission pursuant to Rule 424(b) under the rules and regulations of the Commission under the Act (the "1933 Act Regulations") a supplement, dated April 27, 2001 (the "Prospectus Supplement"), to the prospectus, dated October 12, 1999 (the "Basic Prospectus"), relating to the Certificates and the method of distribution thereof. Such registration statement (No. 333-85443) including exhibits thereto and any information incorporated therein by reference is hereinafter called the "Registration Statement"; the Basic Prospectus and the Prospectus Supplement and any information incorporated therein by reference, together with any amendment thereof or supplement thereto authorized by the Company, are hereinafter called the "Prospectus."

         We have examined the Registration Statement, the Pooling and Servicing Agreement, the Prospectus and such other documents as we have deemed necessary or advisable for purposes of rendering this opinion. Additionally, our advice has formed the basis for the description of the selected Federal income tax consequences of the purchase, ownership and disposition of the Certificates to an original purchaser that appears under the heading "Federal Income Tax



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MAYER, BROWN & PLATT
April 27, 2001
Page 2

Consequences" in the Prospectus (the "Tax Description"). Except as otherwise indicated herein, all terms defined in the Prospectus are used herein as so defined.

         In rendering the opinions set forth below, we have relied without independent investigation on the opinion letters of Kirk P. Flores, counsel to the Company, Thomas G. Lehmann, general counsel to the Servicer, and Peabody & Arnold LLP, counsel to the Trustee, copies of which are annexed hereto as Schedules 1, 2, and 3, respectively.

        The opinion set forth in paragraph 2 of this letter is based upon the applicable provisions of the Internal Revenue Code of 1986, as amended, Treasury regulations promulgated and proposed thereunder, current positions of the Internal Revenue Service (the "IRS") contained in published Revenue Rulings and Revenue Procedures, current administrative positions of the IRS and existing judicial decisions. This opinion is subject to the explanations and qualifications set forth under the caption "Federal Income Tax Consequences" in the Prospectus. No tax rulings will be sought from the IRS with respect to any of the matters discussed herein.

         On the basis of the foregoing examination and assumptions, and upon consideration of applicable law, it is our opinion that:

         1. The Pooling and Servicing Agreement has been duly and validly authorized, executed and delivered by the Depositor, the Servicer and the Trustee, and the Certificates have been duly executed, authenticated, delivered and sold as contemplated in the Registration Statement, and the Certificates are legally and validly issued, fully paid and nonassessable, and the holders of such Certificates are entitled to the benefits of such Pooling and Servicing Agreement.

         2. The statements in the Prospectus under the headings "ERISA Considerations" and "Federal Income Tax Consequences" and the statements in the applicable Prospectus Supplement under the headings "Federal Income Tax Consequences" and "ERISA Considerations", to the extent that they describe matters of United States federal income tax law or ERISA or legal conclusions with respect thereto, have been prepared or reviewed by such counsel and are accurate in all material respects. There can be no assurance, however, that the tax conclusions presented therein will not be successfully challenged by the IRS, or significantly altered by new legislation, changes in IRS positions or judicial decisions, any of which challenges or alterations may be applied retroactively with respect to completed transactions.

                                                          Very truly yours,

                                                        /s/ Mayer, Brown & Platt

                                                          MAYER, BROWN & PLATT

DAC/JVG/TS/CMG